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EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE
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We consent to the incorporation by reference in Registration Statements No.
33-26637, 33-32998, 33-38236, 33-47013, 33-55586, 33-61187 and 333-01405 of
Sierra On-Line, Inc. on Form S-8, Registration Statements No. 33-61171 and 33-85122 of Sierra On-Line, Inc. on Form S-3 and the Registration Statements No. 333-06559, 333-06627 and 333-07171 of CUC International Inc. on Form S-4 of our reports dated June 24, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Sierra On-Line, Inc. listed in Item 14(a)2. This financial statement schedule is the responsibility of Sierra On-Line, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
Seattle, Washington

July 1, 1996